Exhibit 10.6

AMENDMENT No. 5

TO THE

EXPLORATION AND PRODUCTION

SHARING CONTRACT

“ETAME MARIN NO. G4-160” PERMIT

AMENDMENT NO. 5

TO THE EXPLORATION AND PRODUCTION SHARING CONTRACT

“ETAME MARIN NO. G4-160”

BETWEEN

The STATE OF GABON represented by

Mr. Etienne Dieudonné Ngoubou, Minister of Oil and Hydrocarbons, and Mr. Régis Immongault, Minister of the Economy, the Promotion of Investments and Forecasting,

hereinafter referred to as “the State,”

as the first party

AND

VAALCO GABON (ETAME), Inc., a Delaware (USA) corporation, headquartered in Houston, Texas, 77042, United States of America, 9800 Richmond Avenue, Suite 700, represented by Mr. Cary Bounds, Chief Executive Officer, having full powers for purposes of this Agreement, as the second party.

The State of Gabon and VAALCO GABON (Etame), Inc. are hereinafter collectively referred to as “Parties” and individually “Party.”

Recitals:

The State of Gabon and VAALCO GABON (ETAME), Inc. signed an Exploration and Production Sharing Contract named “Etame Marin No. G4-160,” concerning liquid and gas hydrocarbons on July 07, 1995, hereinafter “Contract”;

Decree no. 0001513/PR/MMEP/DGEEH of December 12, 1995 established a liquid and gas hydrocarbon exploration permit named “Etame Marin No. G4-160,” and approved the related Exploration and Production Sharing Contract;

By Decree No. 00043/MMEPRH of July 17, 2001, an Exclusive Exploitation Authorization liquid and gas hydrocarbons named “Etame Marin No. G5-88” was established and granted to VAALCO GABON (ETAME), Inc., in accordance with the provisions of Article 16.4 of the of Exploration and Production Sharing Contract named “Etame Marin No. G4-160;

By Decree No. 000839/PR/MMEPRH of November 22, 2004, the Exclusive Exploitation Authorization liquid and gas hydrocarbons “Etame Marin G4-160” was renewed for a fourth period of two (02) years;

By Decree No. 0000293/PR/MMEPRH of March 25, 2005, an Exclusive Exploitation Authorization liquid and gas hydrocarbons was established and granted, in accordance with the provisions of article 16.4 of the (EPSC) “Etame Marin no. G4-160,” to VAALCO GABON (ETAME), Inc. for a period of ten (10) years known as “AVOUMA No. G5-95,” renewable at the request of the Contractor;

By Decree No. 0000623/PR/MMEPRH of June 20, 2006, an Exclusive Exploitation Authorization for liquid and gas hydrocarbons named “EBOURI No. G5-98” was assigned and granted to VAALCO GABON (ETAME), Inc. in accordance with the provisions of Article 16.4 of the “Etame Marin no. G4-160” EPSC;

By Amendment No. 1 dated July 07, 2001, Articles 3.3, 4, 21.7, 28 and 39 of the “Etame Marin G4-160” Exploration and Production Sharing Contract were amended;

By Amendment No. 2 dated April 13, 2006, Articles 3.3, 4, 21.7, 28 and 39 of the “Etame Marin G4-160” Exploration and Production Sharing Contract were supplemented and replace the provisions of Amendment No. 1;

By Amendment No. 3 dated November 26, 2009, Article 14 was amended and Articles 4 and 21 were supplemented;

By Amendment No. 4, Article 14 was amended and Article 26.1b was supplemented.

By letter to the State dated January 10, 2015, the Contractor submitted a request for the renewal of “AVOUMA No. G5-95” Exclusive Exploitation Authorization in accordance with Article 16.4 of the “ETAME MARIN No. G4-160” EPSC;

The State wishes to make substantial modifications to the “ETAME MARIN No. G4-160” EPSC;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

Article 1:  PURPOSE

The purpose of this Amendment is to modify and to supplement the provisions of Articles 21 and 35 of the “Etame Marin no. G4-160” Exploration and Production Sharing Contract.

Article 2:  EXPLORATION PERIODS

Article 3.3 of the Contract is modified to read as follows:

“If the Contractor has satisfied its obligations deriving from the Contract, if necessary based on Article 3.2, during the second period, in particular concerning its work commitments as defined in Article 4, the Exclusive Exploration Authorization shall be renewed for a third period of three Contractual Years upon its request.

The third period may also be extended for a maximum of three months for the same reasons and under the same conditions as those stated in Article 3.2.

The Contractor shall submit its renewal request for the third period at least thirty days prior to expiration of the second period. The renewal shall be granted by order of the Minister of Hydrocarbons.

If the Contractor has met its obligations derived from the Contract, in particular with regard to its work commitments, during the third period, which may be extended, the Exclusive Exploration Authorization, upon its request, shall be renewed for a fourth period of two Contractual Years applicable to a surface area of the Delimited Area reduced by 50% of the remaining surface area. The surface area thus released shall be of simple shape and shall have terrestrial lines of latitude and longitude as its limits.

The fourth period may also be extended for a maximum of three months for the same reasons and under the same conditions as those indicated above.

The Contractor shall submit its renewal request for the fifth period at least thirty days prior to expiration of the fourth period. The renewal shall be granted by order of the Minister of Hydrocarbons.

If the Contractor has satisfied its obligations resulting from the Contract, in particular concerning its work commitments during the fourth period, which may be extended, the Exclusive Exploration Authorization, upon its request, shall be renewed for a fifth period of three (03) Contractual Years for a surface area of the Delimited Area.

The fifth period may also be extended for a maximum of three months for the same reasons and under the same conditions as those indicated above.

If the Contractor has satisfied its obligations resulting from the Contract, in particular concerning its work commitments as defined in Article 2 of this Amendment during the fifth period in accordance with this Amendment, the Exclusive Exploration Authorization, upon its request, shall be renewed for a sixth period of five Contractual Years for the entire Delimited Area.

The sixth period may also be extended for a maximum of three months for the same reasons and under the same conditions as those indicated above.

The Contractor shall submit its renewal request for the sixth period at least thirty days prior to expiration of the fifth period.

If the Contractor was granted the extension indicated in Article 2 of this Amendment, the aforesaid thirty-day extension begins as of the end of this extension in order to enable it to examine and evaluate the results of the work and to assess the interest in presenting a renewal request.

The renewal shall be granted by an order of the Minister of Hydrocarbons.”

It is acknowledged that all exploration work commitments and periods set forth in Article 3.3 above have already been completed and performed by the Contractor.

Article 3: WORK COMMITMENTS

Article 4.2 of the Contract is amended to read as follows:

“During the sixth Exploration period defined in Article 3.3 above, the Contractor shall carry out the following minimum work:

- drill two firm wells;

- acquire 150 km2 of 3-D seismic.

The Contractor shall invest an amount estimated at USD 17,500,000 in order to carry out this work program under the generally accepted international hydrocarbon industry practices.”

It is hereby acknowledged that the obligations set forth in Article 4.2 above have already been completed and performed by the Contractor.

Article 4: SITE REMEDIATION

Article 14 of the Contract is modified by the addition of new paragraphs 14.4, 14.5, 14.6, 14.7, 14.8, 14.9, 14.10, 14.11, 14.12, 14.13, 14.14, 14.15, 14.16, 14.17, 14.18.1, 14.18.2, 14.18.3, 14.18.4, 14.18.5, 14.18.6, 14.18.7, 14.18.8, 14.19, 14.20.

“14.4 For Petroleum Operations having an environmental impact, the Contractor shall ensure the following during these operations:

a. conservation of the natural resources of Gabon and the protection of its environment;

b. the use of methods in accordance with the rules of art in practice in the oil and gas industry intended to prevent or at least to mitigate possible damage to the environment;

c. the application of programs for pollution prevention, waste processing, safeguarding natural resources, restoration, and remediation of land and offshore zones damaged as a result of Petroleum Operations.

14.5 The Contractor shall undertake all appropriate and necessary actions to:

a.   compensate third parties for damages they have sustained or damages caused to their property as a result of Petroleum Operations;

b.   minimize damage to the environment within the Delimited Area and neighboring areas.

14.6 If the Contractor does not comply with the terms of paragraph (b) of article 14.5 or violates any environmental protection laws and if this non-compliance or this violation results in damages to the environment, the Contractor shall take the required necessary and reasonable actions to remedy this non-compliance or this violation and the resulting effects.

14.7 If the Hydrocarbons Department determines that the work or the facilities set up by the Contractor exposes or may expose people or their assets to risk, cause environmental pollution or endanger fauna to a degree that the Hydrocarbons Department considers to be unacceptable, it shall order the Contractor to take measures to remedy the damage it has caused as soon as possible and may even require it to completely or partially suspend Petroleum Operations until appropriate actions are taken to remedy the damage it has caused.

14.8 The measures to be taken by the Contractor to comply with the terms of Paragraph (b) of Article 14.5 shall be determined in agreement with the Hydrocarbons Department at the beginning of the operations or upon any change of objectives or work methods. The Contractor shall take account of the applicable international rules and standards in similar circumstances. An impact study shall be performed in accordance with Article 14.9.

The Contractor shall inform the Hydrocarbons Department in writing of the measures ultimately selected and shall ensure that said measures are periodically reassessed according to the prevailing conditions.

14.9 For this purpose, the Contractor shall commission an organization or a company internationally recognized for its knowledge of environmental issues to conduct two environmental impact studies in order to:

- determine the prevailing situation concerning the environment, human beings, land and marine fauna within the Delimited Area and in the neighboring areas at the time the studies are conducted;

- establish the effects on the environment, human beings, land and marine fauna within the Delimited Area as a result of Petroleum Operations performed within the scope of the Contract and propose the measures and methods established in Article 14.8 that may mitigate damage to the environment and restore sites within the Delimited Area.

14.10 The first study shall consist of two parts:

- a preliminary part to be performed before all seismic operations;

- a second part to be performed before all drilling operations.

14.11 The second study shall be completed before the start of production operations and shall be submitted to the Administration by the Contractor at the same time as the development plan.

14.12 The studies mentioned in Article 14.9 shall include instructions regarding environmental protection that are to be undertaken in order to mitigate damages to the environment and shall in particular address the following points:

a. selection of drilling sites;

b. mud and cuttings resulting from drilling;

c. cementing of casings;

d. protection of the water tables;

e. blowout prevention plans;

f. gas flaring during testing and oil well compression phases;

g. relinquishing wells;

h. dismantling rigs;

i. fuel storage and transportation;

j. use of explosives;

k. living accommodations;

l. sites for storing liquid and solid waste;

m. fauna and its habitat;

n. noise control.

14.13 The Contractor shall ensure that:

a. Petroleum Operations are performed under acceptable environmental protection conditions and in accordance with the rule of the and international hydrocarbons industry practices;

b. environmental impact studies of Petroleum Operations are made available to the Contractor's employees and its subcontractors in order to heighten their awareness of the methods and measures to be taken in performing Petroleum Operations;

c. any Contract signed between the Contactor and its subcontractors related to Petroleum Operations takes into account the environmental protection clauses within this Contract;

d. all precautions are taken to prevent ocean pollution in accordance with the International Convention for the Prevention of Pollution from Ships signed on November 2, 1973 and the International Convention for the Prevention of Pollution of the Sea by Oil signed on May 12, 1954, and related amendments and implementing texts. The State may decide on all additional measures to ensure preservation of the offshore area.

14.14 Before undertaking any drilling operations, the Contractor shall prepare a prevention plan and, if necessary, a plan for combating possible oil spills and fires and shall submit it to the Hydrocarbons Department.

14.15 In the event of:

a- an emergency or accident resulting from Petroleum Operations that affects the environment, the Contractor shall promptly inform the Hydrocarbons Department and shall establish appropriate measures commonly allowed in the Hydrocarbons International Industry;

b- fire or an oil spill, the Contractor shall immediately execute the emergency plan it shall have prepared and approved by the Hydrocarbons Department.

14.16 If the Contractor does not comply with the terms in Article 14 of this Contract, the Hydrocarbons Department shall take measures to ensure compliance therewith. In this event, the Contractor shall assume the costs inherent to such measures.

14.17 The Contractor shall perform the following operations upon expiration of the Contract or after relinquishment of the exploited area:

a- remove all the equipment and facilities it has installed within the scope of Petroleum Operations. This removal shall be performed according to a relinquishing schedule and plan accepted by the Hydrocarbons Department as described below;

b- restore the sites in accordance with the rules of art and accepted International Hydrocarbons Industry practices and take any action to prevent all risks to which people, property or the environment may be exposed.

The Operations described in this Article shall hereafter be referred to as “Site Remediation Operations.”

The Administration shall issue a decree terminating the contractual obligations of the Contractor and releasing it from liability within six months of performing the Site Remediation Operations and related obligations.

In order to relinquish a Field upon normal expiration of the Exclusive Exploitation Authorization, including the possible renewals thereof, or in the event of its relinquishment for reasons duly justified according to the provisions of Article 18.2 of this Contract, the Contractor shall notify its intention to relinquish the Exploitation Area and shall submit a technical shutdown report in accordance with the terms and conditions described in Article 14.20 herein below to the Hydrocarbons Department at least one hundred and eighty (180) days prior to the end of Petroleum Operations.

14.18.1. In order to cover the expenses for Site Remediation Operations that are incumbent upon it upon normal expiration of the Exclusive Exploitation Authorization, including any renewals, or in the event of relinquishment for duly justified cause according to the provisions of Article 18.2 of this Contract, the Contractor shall establish a fund for each Exploitation Area, when a field begins production, into which it shall annually pay at least five percent (5%) of the estimated cost of relinquishment and dismantling of the facilities that are normally required at the end of exploitation as agreed by the parties for each Exploitation Area (i) with regard to Exclusive Exploitation Authorization G5-88 (“Etame”) in progress, renewed for five (5) years as of July 17, 2011, and during any renewal of Exclusive Exploitation Authorization G5-95 (“Avouma”) and Exclusive Exploitation Authorization G5-98 (“Ebouri”), and any renewal, and (iii) <sic> any other Exclusive Exploitation Authorization granted for a renewable term of ten (10) years. At the Contractor’s discretion, the amount paid in accordance with this paragraph may exceed the minimum specified in the preceding sentence.

14.18.2. With regard to the Exclusive Exploitation Authorization effective at the time of this Agreement, the Contractor must pay the following into the account referred to above, in addition to what it agrees to pay annually in accordance with the above Article 14.18.1:

- Each year, between January 1, 2012 and December 31, 2018, i.e. for seven (7) years, an amount equal to one fourteenth (1/14th) of the estimated cost of relinquishment and dismantling the facilities, which are normally required to be removed or converted at the end of exploitation as agreed upon by the parties.

14.18.3. Three (03) years before

-(i) expiration of a ten (10) year period beginning on January 1, 2012 and ending on December 31, 2021 concerning the “Etame No. G5-88,” “Avouma No. G5-95,” and “Ebouri No. G5-98” Exclusive Exploitation Authorizations;

-(ii) expiration of the Authorizations referring to all other Exclusive Exploitation Authorizations.

The additional amounts to be paid during these last three (03) years shall be reduced by the amounts already paid and the accrued interest collected and to be collected on amounts paid in accordance with Article 14, so that the fund established in this way represents an amount in principal and interest equal to one hundred percent (100%) of the estimated cost of relinquishing and dismantling the facilities at the time of performing the Site Remediation Operations.

Article 14.18.4. In the event that an Exclusive Exploitation Authorization is not renewed upon its expiration, the Contractor shall not be required to pay the amounts specified in Articles 14.18.1 and 14.18.2 that have not yet been paid on the aforesaid dates, subject to the provisions of Article 14.20.5 below, and this obligation concerning additional payments shall then be considered to be null and void.

14.18.5. All the amounts paid into the fund in accordance with Article 14 shall be included in the Petroleum Costs account and shall be recoverable as of the date of payment.

14.18.6. The Parties agree to meet in order to determine the methods to calculate the estimated cost of relinquishing and dismantling the facilities that are normally required to be removed or converted at the end of exploitation.

14.18.7. If the facilities of an Exclusive Exploitation Authorization are related to the facilities of one or more other Exclusive Exploitation Authorizations, the Contractor shall create only one fund applying to all these Exclusive Exploitation Authorizations and shall conduct a single relinquishment operation at the end of all production operations.

14.18.8. The Contractor shall submit an updated annual forecast of the Operating Costs for site remediation and shall justify, according to this update and the accrued interest in the account, the annual allocation to the fund in accordance with this Article.

14.19. Said annual payments shall be made in USD to a bank account opened for this purpose with a first-class internationally renowned Gabonese bank designated by the Parties, with the unique credit institution authorization pursuant to regulation No. 1/00/CEMAC/UMAC/COBAC of November 27, 2000 or any similar regulation for banking authorizations within the Economic and Monetary Community of Central Africa (CEMAC) that may replace the aforesaid regulation, to be managed jointly by the Contractor and the State under the conditions specified below. This account shall bear interest, to be credited to the fund and, like all other amounts deposited in the fund, may not be used for any purpose other than Site Remediation Operations according to the provisions of this Article.

In the event that the Gabonese bank fails for any reasons to reimburse all of the principal and interest due, the Contractor, after having sent the documents justifying the failure of the bank to the Hydrocarbons Department, shall no longer be held liable for the obligation to remediate the sites, which obligation shall be regarded as null and void.

The Contractor and the State shall attempt, within reason, to obtain full or partial reimbursement of the amounts owed by the bank and/or its subrogees.

Nevertheless, if all amounts owed by the bank are not reimbursed, the Contractor may, at its sole discretion and on its own initiative, decide to participate in financing site remediation beyond any amounts it recovered from the defaulting bank and/or its subrogees.

Joint management means that neither the Contractor nor the State can make withdrawals from the account without the written authorization of the other Party that is the co-holder of the account. A joint management agreement specifies the account management conditions. It is negotiated by the Parties at the time of signing this Amendment.

14.20. The terms and conditions for performing the site remediation operations and the use of amounts deposited in accordance with the above provisions are as follows:

1.   For performing the site remediation operations, the Contractor shall notify the Hydrocarbons Department, one hundred eighty (180) days in advance, of its intention to relinquish the Exploitation Area and shall submit a technical report concerning stopping the work.

2.   If, after examining the aforesaid technical report concerning stopping the work, the State wishes to keep all or part of the facilities or to refurbish them after normal expiration of the Exclusive Exploitation Authorization, including any renewals or, in the event of relinquishment for duly justified reasons according to Article 18.2 of this Contract, the Administration shall inform the Contractor in writing within ninety (90) days following the submission of the technical report concerning stopping the work, which shall release the Contractor from site remediation operations. In this event and as of the publication of the order terminating the current and future obligations of the Contractor and releasing it from any liability, the unused amount of the funds shall be transferred in full to the Treasury.

3.   If the Administration fails to notify the Contractor according to the terms and conditions described in the preceding subparagraph, the Contractor shall then be required to perform site remediation operations, subject to the withdrawal of the funds specified in item 4 above, and shall submit a relinquishment and dismantling plan for approval by the Hydrocarbons Department within thirty (30) days following the end of the term in item 2 above.

4.   The approval of the aforesaid relinquishment and dismantling plan by the Administration shall be sent to the Contractor in writing within ninety (90) days, accompanied by the supporting documents provided by the Hydrocarbons Department, enabling it to withdraw the funds for site remediation from the bank. If no response is received within the ninety (90) day term indicated above, the Contractor, according to the power of attorney attached hereto (Annex 1), shall be deemed to be irrevocably authorized by the Administration to unilaterally withdraw the aforementioned funds from the bank account upon simple presentation to the bank of the aforesaid power of attorney, together with a copy of the transmittal letter sending the relinquishment plan, and acknowledgement of receipt. This power of attorney constitutes a valid and irrevocable act by which the Contractor shall be regarded as having received the Administration's authorization to unilaterally withdraw the funds from the bank account. The bank must respond favorably to the Contractor's unilateral request and to remit the funds to the Contractor based upon this power of attorney.

5.   If the site remediation expenses exceed the amount of the funds deposited as indicated above, the Contractor shall be responsible for providing the balance corresponding to the difference between the amount necessary to perform said site remediation operations and the total of funds deposited (principal and interest).

6.   If these expenses are lower than the amount of funds deposited as indicated above and insofar as the site remediation operations were performed according to the relinquishment plan previously approved by the Parties, the funds not used for their intended purpose shall be transferred in full to the Treasury as of the date of publication of the decree terminating the Contractor’s contractual and future obligations and releasing it from any liability.

7.   Notwithstanding Article 18.3 of the “Etame Marin No. G4-160” EPSC, should the Contractor be required to perform site remediation operations, the provisions of the aforesaid EPSC shall be applicable throughout the term of said operations and until the publication of the decree indicated in Article 14.20.6 above.”

Article 5:  CONTRACTUAL FUNDS

Article 21.7 of the Contract is amended to read as follows:

“The Contractor shall make an annual contribution to a Hydrocarbons Support Fund created in order to advance research and petroleum promotion. This contribution is distributed as follows:

a-   payment of one hundred fifty thousand U.S. dollars (USD 150,000) upon execution of Amendment 1;

b-   payment of one hundred thousand U.S. dollars (USD 100,000) upon execution of Amendment 2;

c-   payment of sixty thousand U.S. dollars (USD 60,000) per calendar year throughout the Exploration Period. This amount shall be paid into an account opened for this purpose, managed by a Joint Committee chaired by the Minister of Hydrocarbons and the Contractor. This Joint Committee shall rule on various petroleum projects prepared by the Petroleum Operations Technical Monitoring Committee, presented by the Hydrocarbons Department, provided by the Technical Secretariat, which submits the files for the final decision. This contribution shall be included in petroleum costs.

d.   payment of seventy-five thousand U.S. dollars (USD 75,000) per calendar year and USD 0.05 per barrel of total Available Production throughout the Exploitation Period. This contribution shall be managed by the Minister of Hydrocarbons and shall not be included in petroleum costs.

Article 21.8 of the Contract is amended to read as follows:

“The Contractor is required to contribute to a Fund intended for Local Community Development.

This contribution is established as a payment of two hundred fifty U.S. dollars (USD 250,000) per calendar year.

The contribution to the Local Community Development Fund shall be included in the petroleum cost account.”

It is agreed that the payments referenced above in subparagraphs (a), (b) and (c) have already been made by Contractor and these payment obligations have been accomplished already.

With regard to subparagraph (d), this payment obligation remains in effect.

Article 6:  RATE OF THE PROPORTIONAL MINING ROYALTY

Article 26.1 of the Contract is amended to read as follows:

“As of July 17, 2011, until expiration of the second period of validity of the Exclusive Exploitation Authorization applicable to liquid and gas hydrocarbons named “Etame Marin No. G5-88,” the rate of the Proportional Mining Royalty during the hydrocarbons production period is 13% of the Total Available Production.”

Article 7: CONTRACTOR’S OBLIGATIONS DURING THE DEVELOPMENT AND EXPLOITATION PERIODS

Article 21 of the Contract is amended by the addition of new paragraphs 21.9, 21.10, 21.11, 21.12 to read as follows:

NEW 21.9: ESTABLISHMENT OF A PID CONTRIBUTION

The Contractor shall contribute to the payment of a provision named Provision for Investment Diversification (PID) for purposes of financing the investments or financial commitments in accordance with the diversification objectives of the Gabonese economy within the national territory.

This provision is set at zero point five percent (0.5%) of the revenues of the Contractor related to the Exploitation Area.

The amount of the ETAME PID shall be managed by the Contractor, who shall issue an annual report regarding its management to the Joint Management Committee.

NEW 21.10: ESTABLISHMENT OF A PIH CONTRIBUTION

Contractor shall be responsible for contributing to the payment of a provision known as the Provision for Investments in Hydrocarbons (PIH) for purposes of financing the development of the hydrocarbons industry in the national territory.

This provision is set at zero point five percent (0.5%) of the revenues of the Contractor related to the Exploitation Area.

The amount of the ETAME PIH shall be managed by the Contractor, who shall issue an annual report regarding its management to the Joint Management Committee.

NEW 21.11: GENERAL INFORMATION APPLICABLE TO PID-PIH CONTRIBUTIONS

The amounts the Contractor shall pay into the PID and the PIH in accordance with Articles 21.9 and 21.10 above shall be prorated for any calendar year of less than twelve months.

The amounts paid by the Contractor for the PID and the PIH in accordance with Articles 21.9 and 21.10 above constitute recoverable Petroleum Costs up to seventy-five percent (75%).

NEW 21.12: PID-PIH MANAGEMENT CONDITIONS

The PID-PIH shall be managed by the Joint Management Committee, whose purpose is to:

-    determine the annual amount of the provision,

-    establish multi-year programs to be financed by the PID and/or PIH and to track their development,

-    to establish and, if necessary, modify the program for using the PID and/or PIH and to track the execution of this program.

This Committee shall be constituted by:

-    1 representative from each member of Contractor,

-    3 representatives from the State, including one is representative from the Presidency of the Republic, one representative from the Ministry of Hydrocarbons, and one representative from the Ministry of Finance.

The Joint Management Committee is under the authority of 2 co-chairs, one of which is the Minister of Hydrocarbons on behalf of the State of Gabon and the other the Operator on behalf of Contractor.

The function of secretary shall be performed jointly by the State and the Contractor.

The Joint Management Committee shall meet at the initiative of either Party, at least twice per year. It shall be required to convene one of its meetings in the first half of October in order to establish the amount of the provision for the current fiscal year and the program to use this provision based on an agreement by the parties.

The decisions of the PIH and PID Joint Management Committee are passed by unanimous vote.

Article 8: BONUSES

Article 28 of the Contract shall be supplemented as follows:

“In addition to the obligations established in Article 28 of the “Etame Marin No. G4-160” Exploration and Production Sharing Contract, the Contactor has paid the State a signature bonus of six hundred thousand U.S. dollars (USD 600,000) on the date of execution of Amendment no. 1.”

“In addition to the obligations established in Article 28 of the “Etame Marin No. G4-160” Exploration and Production Sharing Contract, the Contactor has paid the State a signature bonus of one million U.S. dollars (USD 1,000,000) on the date of execution of Amendment no. 2.”

“In addition to the obligations established in Article 28 of the “Etame Marin No. G4-160” Exploration and Production Sharing Contract, the Contactor has paid the State a signature bonus of one million five hundred thousand U.S. dollars (USD 1,500,000) on the date of execution of Amendment no. 4.”

These payments were made on the date of execution of this Amendment by means of a bank check written to the order of Treasury of the Republic of Gabon.

This amount shall not be included in the Petroleum Costs of the “Etame Marin no. G4-160” EPSC.

It is agreed that the payments referenced in this Article 8 have already been made by the Contractor and that these payment obligations have therefore been performed.

Article 9: CONTRIBUTION TO MEET THE NEEDS OF THE DOMESTIC MARKET

Article 35.2 of the Contract is amended to read as follows:

“The sales price by Contractor of the portion of Hydrocarbons intended to meet the needs of the domestic market is equal to the Fixes Price less a fifteen percent (15%) discount. It is payable in CFA Francs. The aforesaid discount is allocated to the Petroleum Costs Account”

Article 10: TRAINING OF GABONESE NATIONALS OTHER THAN THOSE EMPLOYED BY THE CONTRACTOR

Article 39 of the Contract is amended by the addition of paragraph 39.1 to read as follows:

“39.1 In addition to the obligation established in Article 38, the Contractor shall henceforth contribute to training other Gabonese nationals designated by the Administration, by allocating for this training throughout the entire Contract:

a- One hundred thousand U.S. dollars (USD 100,000) per calendar year for the period preceding the start of production;

b- One hundred eighty thousand U.S. dollars (USD 180,000) per calendar year for the development and exploitation periods.

The contributions defined in Paragraphs (a) and (b) above shall be allocated as follows:

-    in part for training Gabonese nationals in internationally renowned colleges or universities. The training program shall be established by the Hydrocarbons Department;

-    in part for on-the-job training of Gabonese nationals on the Contractor's sites and its main business centers; the conditions for this training shall be agreed by mutual agreement on a case-by case basis;

-    in part for training Gabonese nationals chosen by the Administration outside of the Contractor's organization, in the form of participation in seminars or assignments to other companies.

The amounts established in this Article shall be managed by Contractor and shall be used exclusively for training Gabonese nationals designated by the Hydrocarbons Department. Upon expiration of the Exclusive Exploitation Authorization or at the end of the period of exploitation of the field, the Contractor shall pay the Administration the aforesaid amounts, on a prorated basis.

39.2 The contributions in accordance with the present Article shall be considered Petroleum Costs.”

It is agreed that the obligations set forth in this Article 10 have been performed up to and including the date this Amendment is executed and shall continue to be effective.

Article 11:

The “Avouma no. G5-95” Exclusive Exploitation Authorization for liquid and gas hydrocarbons was granted for an initial phase of ten (10) years, from March 25, 2005 through March 24, 2015

It is renewed for a second phase of five (5) years, from March 25, 2015 through March 24, 2020.

It may be renewed for a final phase of five (5) years according to the provisions of Article 18.1 of the Contract, from March 24, 2020 through March 25, 2025.

Article 12:

The State and the Contractor hereby acknowledge that certain adjustments to the Contract as set forth in Amendment no. 5 have been made by mutual agreement, in accordance with the provisions of Article 43 of the Contract, in order to take into account the new provisions of the new petroleum legislation in effect, while endeavoring to preserve the overall equilibrium of the Contract.

Any other provisions of the “Etame Marin no. G4-160” Exploration and Production Sharing Contact not modified under this Amendment shall remain unchanged and continue to remain in full effect.

Article 13:

This Amendment becomes effective on the date it is signed.

It is approved by decree.

This Amendment is signed with ten (10) original counterparts.

Done in Libreville, on April 25, 2016

For the State of Gabon,

By:    /s/ Etienne Dieudonne Ngoubou

Name:  Etienne Dieudonné Ngoubou

Title:   The Minister for Oil and Hydrocarbons

By:     /s/ Regis Immongault

Name:  Régis Immongault

Title:  The Minister for the Economy, the Promotion of Investments and Forecasting

For Vaalco Gabon (Etame)

By:     /s/ Cary Bounds

Name:  Cary Bounds

Title:   Chief Executive Officer